Exhibit 99.2

NEWS RELEASE

Enbridge Announces 2025 Financial Guidance, 3% Dividend Increase and Reaffirms Near-term Growth Outlook

CALGARY, ALBERTA, December 3, 2024 – Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) announced today its 2025 financial guidance and an annualized common share dividend increase from $3.66 to $3.77 per share, or 3.0%, effective March 1, 2025.

HIGHLIGHTS

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release)

•	Announced 2025 adjusted earnings before interest, income taxes and depreciation (EBITDA)* guidance of $19.4 billion to $20.0 billion and distributable cash flow (DCF)* per share of $5.50 to $5.90

•	Declared 30th consecutive annual common share dividend increase, raising it by 3.0% to $0.9425 per quarter ($3.77 annualized), effective March 1, 2025

•

Reaffirmed 2024 full year guidance for EBITDA and DCF per share; the Company expects to finish the year near the top end of the EBITDA range of $17.7 billion to $18.3 billion, and around the midpoint for DCF per share

•	The Company reaffirmed its 2023 to 2026 growth outlook of 7-9% for EBITDA* growth, 4-6% for adjusted earnings per share (EPS)* growth and approximately 3% for DCF per share* growth

CEO COMMENT

Commenting on the Company’s outlook, Greg Ebel, President and CEO of Enbridge, noted the following:

“Global oil consumption has rebounded to all-time highs and increasing natural gas demand is being driven by LNG growth, coal to gas switching and the rapid increase in electric power demand stemming from new datacenter developments. Enbridge’s incumbent footprint across its four core businesses puts the Company in an unparalleled position to meet increasing conventional and new energy demand in North America and beyond. As the world navigates a dynamically shifting macro backdrop, Enbridge will continue to play a leading role delivering safe, reliable and affordable energy.

“Our 2025 guidance, once again, reflects the predictability embedded across our businesses. We expect to generate EBITDA between $19.4 and $20.0 billion. This represents a 9% increase from the midpoint of our 2024 recast guidance and is 17% higher than our original 2024 guidance, driven by a full year of contributions from our U.S. gas utilities acquisitions, the roughly $5 billion of secured projects we’re on track to place into service in 2024 and continued strong expected utilization of our assets.

“Enbridge’s business model is designed to succeed and deliver reliable cash flow in all market cycles. We are pleased to announce a 3% increase to the common share dividend, marking the 30th consecutive annual increase. Consistent dividend growth is an important component of our investor value proposition and underpins our dividend aristocrat status. We are committed to being a first-choice investment opportunity today and into the future.

“Looking forward, Enbridge is well-positioned to continue to deliver reliable growth. Year-to-date, we have added $7 billion of new capital to our secured growth backlog and announced ~$1 billion of highly strategic, accretive tuck-in acquisitions. Our financial guardrails of 4.5-5.0x Debt-to-EBITDA and 60-70% DCF payout remain firmly in place, and we anticipate tailwinds to these metrics through the balance of our outlook.”

2025 FINANCIAL OUTLOOK

Enbridge is issuing 2025 guidance for EBITDA of $19.4 billion to $20.0 billion and DCF per share* of between $5.50 to $5.90. In addition to the information provided below, the Company has posted supporting materials to the Investor Relations section of the Enbridge Inc. website (link).

EBITDA Guidance1

($ millions)[2]	2025e		Key Growth Drivers vs. 2024 Recast Guidance
Liquids Pipelines	~$	9,600	• Mainline toll escalators • Higher utilization across systems • Secured growth projects reaching in service date
Gas Transmission	~$	5,100

•  Full year Whistler, DBR system contributions

•  Contributions from organic projects placed into service

•  Allowance for equity during construction on Ridgeline and BC Pipeline expansions

•  Lower O&A and favourable re-contracting

Gas Distribution & Storage	~$	4,100	• Full year U.S. Gas Utilities contributions • Enbridge Gas Ontario customer additions & rate escalation
Renewable Power Generation	~$	700	• Incremental contributions from N.A. Solar and EU Offshore Wind projects
Eliminations & Other	~$	200
Adjusted EBITDA[3]		$19,400-$20,000

(1)	Sensitivities included within supporting materials (2) Assumes CAD/USD of $1.35 in 2025 (3) Non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release.

2025 EBITDA guidance is underpinned by expected strong utilization across the businesses and annualized contributions from acquisitions and secured growth projects entering service in 2024 as well as partial year earnings from secured growth projects expected to enter service in 2025.

DCF Guidance1

($ millions) [2]	2025e
Adjusted EBITDA[3]		$19,400-$20,000
Maintenance Capital	~$	(1,300)
Financing Costs	~$	(5,100)
Current Income Taxes	~$	(1,000)
Distributions to Non-Controlling Interests	~$	(350)
Cash Distributions in Excess of Equity Earnings	~$	500
Other Non-Cash Adjustments	~$	0
Distributable Cash Flow [3]		$12,000-$12,900
DCF/Share Guidance[3,4]		$5.50-$5.90

(1)

Sensitivities included within supporting materials (2) Assumes CAD/USD of $1.35 in 2025 (3) Non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release (4) On approximately 2,180 million shares outstanding.

Consistent with the past, the Company has mitigated against cash flow volatility by substantially hedging its budgeted 2025 USD DCF exposure.

DCF per share guidance reflects higher interest rates on planned new fixed-rate financings and outstanding floating-rate debt. Enbridge will continue to actively manage this exposure through its hedging program and expects to enter 2025 with approximately 10% of the debt portfolio exposed to interest rate variability.

Dividend Increase

Enbridge announces that the quarterly common share dividend for 2025 will be increased by 3.0% from $0.915 to $0.9425 per common share, commencing with the dividend payable on March 1, 2025, to shareholders of record on February 15, 2025.

Capital Investments and Financing Plan

Enbridge expects to deploy approximately $7 billion of capital in 2025, exclusive of maintenance capital. We expect the balance sheet to remain strong with the Debt-to-EBITDA ratio* at the end of 2025 expected to be well within the Company’s 4.5-5.0x target range. The financing plan includes approximately $9 billion of debt issuances in 2025 which is substantially earmarked for the refinancing of $7 billion of debt maturities, with no external equity required. The Company has hedged a portion of its anticipated fixed-rate term-debt issuances for 2025.

Enbridge Day and Outlook

The Company is reaffirming its 2023 to 2026, near-term growth outlook of 7-9% for EBITDA growth, 4-6% for EPS growth and approximately 3% for DCF per share growth

At Enbridge’s annual investor day conference planned for March 4, 2025, in New York, Management will discuss energy fundamentals, competitive position, strategic priorities, capital allocation and the longer-term outlook.

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We’re advancing new technologies including hydrogen, renewable natural gas, carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; 2024 and 2025 financial guidance and 2023-2026 near-term outlook, including projected DCF per share, adjusted EBITDA and adjusted EPS, and expected growth thereof; expected dividends, dividend growth and dividend policy; anticipated utilization of and increasing demand for our assets; expected EBITDA and expected adjusted EBITDA; expected adjusted EPS; expected DCF and DCF per share; expected future cash flows; expected shareholder returns; expected performance of the Company’s businesses, including customer growth and organic growth opportunities; financial strength, capacity and flexibility; financing plan and costs; expectations on leverage, including Debt-to-EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; hedging program; expected in-service dates and costs related to announced projects and projects under construction; expected capital expenditures and capital allocation priorities; expected future growth and expansion opportunities, including secured growth program and development opportunities; expected closings, benefits and timing of transactions; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and filings.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; tax laws and tax rates; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; customer, regulatory and stakeholder support and approvals, anticipated construction and in-service dates; weather; announced and potential acquisition, disposition and other corporate transactions and projects and the timing and impact thereof, including the recent acquisitions of three U.S. gas utilities from Dominion Energy, Inc.; governmental legislation; litigation; impact of the Company’s dividend policy on its future cash flows; credit ratings; hedging program; expected EBITDA and expected adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows and expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; general economic and competitive conditions; ability of management to execute key priorities; and the effectiveness of various actions resulting from the Company’s strategic priorities. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs and are, therefore, inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected adjusted EPS; expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; the timing and closing of acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic priorities, operating performance, the Company’s dividend policy, regulatory parameters and decisions, litigation, acquisitions and dispositions and other transactions, and the realization of anticipated benefits therefrom, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, global geopolitical conditions, political decisions, public opinion, dividend policy; changes in tax laws and tax rates, exchange rates, interest rates, inflation, commodity prices, and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this news release and in the Company’s other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

NON-GAAP AND OTHER FINANCIAL MEASURES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, adjusted EPS, DCF, and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes and noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt, as calculated on a GAAP basis, before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability with estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by generally accepted accounting principles (GAAP) in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available in the Investor Relations section of the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information in the Investor Relations section on the Company’s website, www.sedarplus.ca or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com